Exhibit 99.1

Porch Group Announces Four Strategic Acquisitions and Expansion Into InsurTech

- Executed Definitive Agreement to Acquire Homeowners of America to Better Serve Customers as a Managing General Agent and Carrier -

- Accelerates Mover Marketing Growth Strategy with the Acquisition of V12 -

- Tuck-In Acquisitions of PalmTech and iRoofing Broaden Porch’s Vertical Software Platform -

- Acquisitions Expand U.S. Total Addressable Market (TAM) by Nearly $100 Billion to Over $320 Billion -

- 2021 Revenue Outlook Increased to $170 Million, a 134% Year-over-Year Growth Rate -

- Conference Call and Presentation Scheduled Today at 5:00 p.m. Eastern Time -

SEATTLE, WA, January 14, 2021 – Porch Group, Inc. ("Porch” or “the Company") (NASDAQ: PRCH), a leading vertical software company reinventing the home services industry, is announcing four strategic acquisitions that strengthen the Company’s rapidly expanding platform for home service companies and homeowners.

Homeowners of America (HOA) Acquisition

Porch and Homeowners of America (HOA) have executed a definitive merger agreement for Porch to acquire HOA and all related subsidiaries. The transaction, which is pending only regulatory approval, is expected to close in the second quarter of 2021.

HOA is a Managing General Agent (MGA) and insurance carrier hybrid with high margins and a capital efficient reinsurance strategy which limits retained risk. HOA operates in six states, including Texas, Arizona, North Carolina, South Carolina, Virginia, and Georgia. The company was founded in 2006 in Texas, a $10 billion homeowners insurance market, and was the 12th largest home insurer in Texas in 2019. HOA is licensed to operate in 31 states, positioning it for nationwide expansion as part of Porch.

HOA has a business-to-business-to-consumer (B2B2C) revenue model with all revenues recurring in nature. It generates new policy sales through an independent network of more than 800 independent agency partners.

HOA Strategic Rationale

•	Fits squarely with Porch’s strategy of going deeper into the insurance value chain. Home insurance is the highest value service in the home and a key growth opportunity for Porch. Porch will be able to feature and prioritize HOA to its large, recurring base of homebuyers. Combining an MGA and insurance carrier hybrid with Porch’s insurance agency business will allow Porch to attract the highest lifetime value (LTV) potential customers through a comprehensive insurance offering.

•	Porch will now be one of the largest “InsurTech” companies. When looking at Porch and HOA combined for the full year 2021, Porch expects over $270 million of pro forma Gross Written Premium[1]. Combining Porch’s vast access to homebuyers and unique property data with HOA’s strong pricing and claims experience, Porch will become one of the largest InsurTech companies with significant advantages to driving rapid, long-term growth.

•	Profitable InsurTech platform with long-term competitive and economic advantages.

Through its vertical software platform used by more than 10,500 home service companies, Porch acquires homebuyers who need insurance for little-to-no customer acquisition cost (CAC). Given Porch’s unique access to property data (such as roof quality and age of major home systems), it expects to have long-term pricing advantages. This is in addition to HOA’s strong pricing and claims technologies and insurance operations producing gross loss ratios of 57%2.

“HOA is a great business with a deep and experienced leadership team who have spent more than a decade building a growing, profitable, and innovative MGA and insurance company hybrid,” said Matt Ehrlichman, Porch founder, chairman and CEO. “We have spent significant time assessing a large number of companies in the insurance industry to identify the right fit for Porch and we can confidently say that HOA is exceptionally unique. Leveraging our property data platform, self-serve consumer technologies, and no-cost homebuyer demand stream with our own line of homeowner’s insurance alongside our existing agency positions us to build the largest, fastest growing, and most profitable InsurTech business. In addition to Porch’s existing agency operations, Porch remains committed to HOA’s independent agent distribution channel who will over time see an enhanced product offering and expanded opportunities driven by the combination of HOA’s sophisticated underwriting and claims processes with Porch’s proprietary technology and data and analytics.”

Andrew Lerner, managing partner of IA Capital Group and largest shareholder of HOA, said: “We are grateful for the efforts of HOA’s Founder, President and CEO Spence Tucker and his team for building this company into a highly efficient Managing General Agent and full stack insurer. As the longest tenured and most experienced venture capital firm predominantly focused on InsurTech, IA Capital is pleased to sell HOA to Porch.”

V12 Acquisition

V12 is a fully scaled Software-as-a-Service (SaaS) marketing and data platform with tools to help brands connect with and engage consumers at key purchasing decision points, such as moving. The platform leverages billions of buyer intent signals and has 330 million U.S. consumer records that small-to-medium-sized businesses (SMB) and enterprise brand customers like Jordan’s Furniture, a Berkshire Hathaway company, use in data-driven marketing. V12’s rapidly expanding customer base generates approximately 90% recurring or reoccurring revenue.

1 Gross Written Premium (GWP) represents the total dollars of insurance premium sales based on date of contract execution. The expectation of greater than $270 million of pro forma GWP for 2021 represents combined estimated premium sales for the full 2021 year between HOA and Porch’s existing insurance agency, including the time period before the transaction has been completed with HOA.

2 Gross Loss Ratio is all losses and loss adjustment expense divided by Gross Earned Premium without any reinsurance. Gross Earned Premium is defined as the earned portion of the Gross Written Premium.

V12 Strategic Rationale

•	Fits squarely with Porch’s strategy of going deeper in mover marketing. V12 accelerates the capabilities and infrastructure to help Porch achieve its target across many verticals where the move drives economic activity.
•	Combining Porch and V12 SaaS and data creates a unique and winning offering for brands. V12 provides Porch with full spectrum, enterprise-grade capabilities to take advantage of the pre-mover marketing opportunity Porch uniquely possesses.
•	Strong leadership and industry expertise. V12 is led by Andrew Frawley, the former CEO of Epsilon, a $2 billion revenue business with approximately 9,000 employees. He has assembled a strong and experienced team with deep expertise in product, data science, data engineering, enterprise/SMB sales and consumer privacy.

Ehrlichman said: “With this acquisition, V12 immediately becomes the anchor in our strategy to attack the highly-attractive mover marketing opportunity. Together, we expect to provide unique and compelling products to brands given proprietary data both companies possess. The strong SaaS platform, data products and leadership team from V12 positions us to win in mover marketing.”

PalmTech and iRoofing Acquisitions

Porch also announced two smaller and equally strategic acquisitions in PalmTech and iRoofing. Both acquisitions are consistent with Porch’s strategy to go deeper into existing industries and expand its vertical software platform into new home service categories.

PalmTech is a software company for home inspectors, historically targeted to smaller home inspectors, which complements Porch’s strong adoption across medium and large inspection companies. Porch expects to execute its playbook by providing PalmTech the ability to help its consumers with key move-related transactions such as insurance.

iRoofing provides an all-in-one SaaS application for roofing contractors bundled in a monthly or annual subscription. Its software provides remote measurement and quoting, contract management and materials ordering. iRoofing currently processes more than 485,000 jobs on its platform annually. Porch expects to accelerate iRoofing’s growth by providing its contractors the ability to help consumers save money on home insurance after completing their new roof installation project.

HOA and V12 Transaction Highlights

Porch is acquiring HOA and V12 for a combined $122 million. This includes $97 million in cash and $25 million in cash or equity (at Porch’s election) based on Porch’s share price at the time of the HOA acquisition close. This equates to a purchase price multiple of 2.0 times combined estimated 2021 HOA and V12 revenue. With these acquisitions, Porch is increasing its 2021 revenue guidance from $120 million to $170 million.

Porch CFO Marty Heimbigner said: “Porch’s business model produces a highly recurring or reoccurring stream of homebuyers that are candidates for HOA and V12 services. Over time, we believe we will be able to accelerate the revenue growth of the newly acquired companies to our long-term target of 30% and believe these acquisitions are synergistic and accretive for our shareholders.”

Preliminary 2020 Financial Results

While fourth quarter and full year 2020 financial results are expected to be reported in March, Porch is providing a preliminary update on selected financial information. Porch expects 2020 revenue to be slightly better than $72 million.

Heimbigner continued: “We executed well to plan and achieved our first month of positive Adjusted EBITDA earlier in the third quarter. However, during the quarter we made the decision to invest more aggressively in sales teams and marketing, R&D—such as self-service insurance and data platforms—and public company expenses as our SPAC merger and corresponding capital raise became more certain. A consistent recommendation we heard from our SPAC and PIPE investors was for us to invest more aggressively given our strong LTV/CAC unit economics and the size of the market in front of us.

“In addition to investing further in sales and marketing to accelerate future growth, the R&D spend includes fully tech-enabling our insurance experience. This includes instant and self-service quoting for homebuyers, expanding self-service moving experiences, such as moving and TV/Internet, and deepening our value proposition to home inspectors, among others. With the $220 million in cash on our balance sheet at the close of our SPAC merger and our increased 2021 revenue outlook, we believe this is a prudent strategy.”

Given these incremental investments, Porch expects net loss in 2020 to range between $(53) million to $(55) million and Adjusted EBITDA loss in 2020 to range between $(18) million to $(19) million, or approximately (25)% of revenue, compared to its previous target of $(10) million. The Company’s revised preliminary net loss and Adjusted EBITDA loss ranges represent an improvement from $(103.3) million net loss and $(36.8) million of Adjusted EBITDA loss in 2019, respectively, or approximately (47)% of revenue.

Updated 2021 Financial Outlook

Porch is raising its 2021 revenue outlook from $120 million to $170 million, representing 134% year-over-year revenue growth. Porch expects approximately 25% of 2021 revenue to be from B2B SaaS fees, approximately 65% of revenue from B2B2C move-related services, which includes recurring insurance revenue, and approximately 10% of revenues from post-move services.

Porch expects to aggressively invest while still showing an approximate 2x improvement in Adjusted EBITDA as a percentage of revenue like it did in 2020. Thus, Porch now expects Adjusted EBITDA loss to range between $(17) million to $(27) million (or -13% of revenue at the mid-point).

Ehrlichman concluded: “These strategic acquisitions accelerate our already fast-growing business and have expanded our U.S. TAM by almost $100 billion to more than $320 billion. This includes the creation of a new addressable market in mover marketing. While we estimate property & casualty insurance to represent an $84 billion increase to our total insurance addressable market, there is massive potential for future additional market expansion as we seek to add additional insurance product lines and capture even more of the economics. We remain confident in our long-term 25% Adjusted EBITDA margin target while still being able to invest aggressively in R&D and believe this is only the beginning of our journey to build a truly great company.”

Advisors

Sidley Austin LLP is acting as legal advisor to Porch in the HOA acquisition. Davis & Gilbert is acting as legal advisor to Porch in the V12 acquisition. R. L. Viton & Co., LLC was the financial advisor to HOA, and Willkie Farr & Gallagher LLP was HOA’s legal advisor. BrightTower, an investment banking advisory firm focused on software, information, marketing, and business services, served as exclusive advisor to V12 in its sale to Porch.

Conference Call and Webcast Information

Porch management will host a conference call and webinar to discuss these transactions and its business update today, January 14, 2021, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

To access the webinar by telephone, please see below:

iPhone one-tap:

US: +14086380968,,84485648638# or +16699006833,,84485648638#

Or Telephone:

Dial (for higher quality, dial a number based on your current location):
US: (408) 638 0968 or (669) 900-6833 or (253) 215-8782 or (346) 248-7799 or (646) 876-9923 or (301) 715 8592 or (312) 626-6799

Webinar ID: 844 8564 8638
Passcode: 984787

International numbers available: https://gatewayir.zoom.us/u/k9nmX9v3r

If you have any difficulty connecting with the conference call or webcast, please contact Porch’s investor relations team at (949) 574-3860 or PRCH@gatewayir.com.

A replay of the webinar will also be available in the Investor Relations section of Porch’s corporate website.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 10,500 home services companies such as home inspectors, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com and porch.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, projections of future revenue, Adjusted EBITDA and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of Porch’s December 2020 business combination (the “Merger”) with PropTech Acquisition Corporation (“PropTech”), which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain key commercial relationships and retain its management and key employees; (2) expansion plans and opportunities, including future and pending acquisitions or additional business combinations; (3) costs related to the Merger and being a public company; (4) litigation, complaints, and/or adverse publicity; (5) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the impact of the COVID-19 pandemic and its effect on the business and financial conditions of Porch; and (8) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements” in the definitive proxy statement/consent solicitation statement/prospectus filed by PropTech (n/k/a Porch) with the Securities and Exchange Commission (the “SEC”) on December 3, 2020 and other documents of Porch filed, or to be filed, with the SEC.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Porch does not undertake any duty to update these forward-looking statements, except as may be required by law.

2020 Financial Information; Non-GAAP Financial Measures

The financial information and data contained in this press release as of and for the year ended December 31, 2020 is preliminary and unaudited and does not conform to Regulation S-X. Accordingly, such information and data is subject to change and may be adjusted in or may be presented differently in Porch’s Annual Report on Form 10-K for the year ended December 31, 2020 to be filed by Porch with the SEC.

Some of the financial information and data contained in this press release, such as Adjusted EBITDA, Adjusted EBITDA Margin, Gross Loss Ratio and Gross Written Premium, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Porch defines Adjusted EBITDA as net income (loss) plus interest expense, net, income tax expense (benefit), other expense, net, and depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestures and certain transaction costs. Gross Loss Ratio is defined as the ratio of expected losses and expected loss adjustment expense to the earned portion of Gross Earned Premium, without any reinsurance, expressed as a percentage. Gross Earned Premium is defined as the earned portion of the Gross Written Premium. Gross Written Premium (GWP) represents the total dollars of insurance premium sales based on date of contract execution. See the reconciliation table below for more details regarding Adjusted EBITDA, including the reconciliation of historical Adjusted EBITDA loss to net loss, the nearest comparable GAAP measure.

Porch uses these non-GAAP measures to compare Porch’s performance to that of prior periods for budgeting and planning purposes. Porch believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Porch’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Porch's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Porch does not recommend the sole use of these non-GAAP measures to assess its financial performance. Porch management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. You should review the following reconciliation of Adjusted EBITDA loss to net loss, the nearest comparable GAAP measure, and not rely on any single financial measure to evaluate Porch’s business:

	2019	2020 Lower Range	2020 Upper Range
	($ millions)	($ millions)	($ millions)
Net loss	-103	-53	-55

Interest expense	7	15	15
Income tax expense	0	0	0
Depreciation and amortization	7	7	7
Other income (loss), net	8	0	0
Non-cash long-lived asset impairment charge	2	1	1
Non-cash stock-based compensation	35	8	8
Revaluation of contingent consideration	0	2	2
Acquisition and related expense	8	4	5

Adjusted EBITDA (loss)	-37	-18	-19

Porch is not providing reconciliations of projected Adjusted EBITDA, Gross Loss Ratio or Gross Written Premium to the most directly comparable measures prepared in accordance with GAAP because Porch is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach, Matt Glover

(949) 574-3860

PRCH@gatewayir.com

Press contact:

Tailwind Public Relations, LLC

Jeff Pecor

(206) 948-1482

jeff@tailwindpr.com